UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 2, 2008

LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
13410 Sutton Park Drive South, Jacksonville, Florida
(Address of principal executive offices)
32224
(Zip Code)
(904) 398-9400
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On January 2, 2008, Landstar System, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Henry H. Gerkens, its Chief Executive Officer, amending and restating the letter agreement entered into by the Company and Mr. Gerkens on June 8, 2007 (which was attached as Exhibit 99.1 to the Form 8-K filed by the Company on June 11, 2007).
     The Letter Agreement provides for the grant to Mr. Gerkens of 500,000 options (the “Stock Options”) under the Company’s 2002 Employee Stock Option Plan, 400,000 of which were granted on January 2, 2008, and 100,000 of which are to be granted on January 2, 2009. The Stock Options will vest, subject to Mr. Gerkens’ continued employment with the Company, in three installments, one on each of the third, fourth and fifth anniversaries of the date of the Letter Agreement. Notwithstanding the foregoing, all of the Stock Options shall become immediately vested and exercisable in the event that (i) the Company appoints someone other than Mr. Gerkens as the Chief Executive Officer at a time when Mr. Gerkens is employed by the Company, (ii) Mr. Gerkens resigns his employment for Good Reason (as defined in the Letter Agreement), or (iii) Mr. Gerkens’ employment is terminated by the Company for any reason other than for Cause (as defined in the Key Executive Employment Protection Agreement between the Company and Mr. Gerkens (the “KEEPA”), substantially in the form attached as Exhibit 10.13 to the Form 10-K filed by the Company on February 28, 2007).
     In connection with the continued contributions expected to be made by Mr. Gerkens as Chief Executive Officer of the Company, the Letter Agreement also extends the term of Mr. Gerkens’ rights to certain severance benefits through January 2, 2013 and provides that, if the Company appoints someone other than Mr. Gerkens as the Chief Executive Officer of the Company prior to January 2, 2013 at a time when Mr. Gerkens is employed by the Company, or in the event that his service as Chief Executive Officer ends on or after January 2, 2013 for any reason other than (i) his death, (ii) a termination by the Company for Cause or (iii) a termination as a result of which he is entitled to receive severance benefits under the Letter Agreement or the KEEPA, then Mr. Gerkens shall provide the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he will be paid a salary at an annual rate of $150,000 and be entitled to continue to receive certain other benefits described in the Letter Agreement.
     This summary of the Letter Agreement is not intended to be complete and is qualified in its entirety by the Letter Agreement, a copy of which is attached hereto as Exhibit 99.1.

Exhibit Number	Description of Exhibit

99.1	Letter Agreement, dated January 2, 2008, between Landstar System, Inc. and Henry H. Gerkens.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LANDSTAR SYSTEM, INC.

/s/ Michael K. Kneller
Date: January 4, 2008	Michael K. Kneller
Vice President, General Counsel and Secretary